Exhibit 10.1

SARATOGA INVESTMENT CORP.

NOTES PURCHASE AGREEMENT

Dated as of April 10, 2026

To the Purchaser Listed in the signature page:

Ladies and Gentlemen:

The undersigned, Saratoga Investment Corp., a Maryland corporation (the “Corporation”), hereby agrees with you as follows:

1. AUTHORIZATION; SALE AND PURCHASE OF NOTES

1.1. Authorization of Notes. The Corporation has duly authorized the issuance and sale of $25,000,000 aggregate principal amount of its 7.25% Notes due 2029 (the “Notes”) in a private offering, pursuant to an offering memorandum dated on or about the date hereof (the “Offering Memorandum”). Upon the mutual agreement of the Corporation and the Purchaser (as defined below), the Corporation may authorize additional Notes for sale in a subsequent offering (the “Additional Notes”), in the aggregate, up to a maximum of $50,000,000 in one or more private offerings by July 10, 2026.

1.2. Sale and Purchase of the Notes. Subject to the terms and conditions herein provided, the Corporation hereby agrees to sell to the purchaser listed in the signature page attached hereto (the “Purchaser”), and the Purchaser agrees to purchase from the Corporation, at the Closing provided for in Section 2 hereof, that aggregate principal amount of Notes specified directly opposite its name in the signature page, at the purchase price of 98.00% of the principal amount thereof (the “Purchase Price”). The Purchaser understands and acknowledges that it has made its own review of the investment merits and risks of the Notes.

1.3. On the date hereof, the Corporation and the Purchaser are entering into this Notes Purchase Agreement (the “Agreement” and, together with each of the other agreements (the “Transaction Documents”) entered into by the parties hereto or by the Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), including the Notes and the base indenture, dated May 10, 2013, governing the Notes, entered into by and between the Corporation, as issuer, and the Trustee, as well as a seventeenth supplemental indenture, dated on or about the Closing Date (as defined herein), entered into in connection with the closing of the sale of the Notes, by and between the Corporation, as issuer, and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), in connection with the transactions contemplated by this Agreement (collectively, the “Transactions”).

2. THE CLOSING.

2.1. Time and Place of the Closing. Subject to Section 3 hereof, payment of the Purchase Price for and delivery of the Notes shall be made at the offices of the Corporation, or at such other place or in such other manner as may be agreed upon by the Corporation and the Purchaser, at 10:00 A.M., New York time, on April 10, 2026 or at such other time or date as the Purchaser and the Corporation may mutually determine (such date and time of payment and delivery being herein called the “Closing Date”).

2.2. Delivery of and Payment for the Notes. Subject to Section 3 hereof, at the closing of the Transactions contemplated by this Agreement (the “Closing”), the Corporation shall instruct the Trustee to deliver to the Purchaser a definitive Note bearing an appropriate restricted securities legend, against payment in full on the Closing Date of the Purchase Price therefor by wire transfer of immediately available funds for credit to the following account, or such other account as the Corporation shall direct in writing on or prior to the Closing Date.

3. CONDITIONS TO CLOSING

3.1. Conditions to the Purchaser’s Obligations. The obligations of the Purchaser hereunder are subject to the accuracy, as of the date hereof and on the Closing Date, of the representations and warranties of the Corporation contained herein, except to the extent any such representation or warranty expressly specifies an earlier date, and to the performance by the Corporation of its obligations hereunder and to each of the following additional terms and conditions:

(a) The representations and warranties of the Corporation herein shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Corporation shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required hereby to be performed, satisfied or complied with by the Corporation at or prior to the Closing Date.

(b) Any authorizations, consents, commitments, agreements, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any federal, state or local court or governmental or regulatory agency or authority or applicable stock exchange or trading market (any such court, agency, authority, exchange or market, a “Governmental Authority”) required for the consummation of the Transactions shall have been obtained or filed or shall have occurred and any such orders shall have become final, non-appealable orders. Each of the Corporation and the Purchaser agrees to use commercially reasonable efforts to take all actions, if any, and to do all things necessary, proper or advisable, if any, to obtain any applicable authorizations, consents, orders and approvals of all Governmental Authorities necessary for the Corporation to sell the Notes on the Closing Date on terms consistent with the terms set forth in this Agreement.

(c) The Corporation shall have executed and delivered to the Purchaser each of the Transaction Documents, as well as:

(i) an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 3.1(a) and 3.1(b) have been fulfilled and that the representations and warranties contained in Section 4.1 are true and correct, with the same force and effect as though expressly made and fulfilled, as applicable, at and as of Closing (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date); and

(ii) a certificate of the Corporation’s Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto, and other corporate proceedings, relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Corporation’s organizational documents as then in effect.

(d) The Corporation shall have delivered to counsel for Purchaser an amount equal to the legal fees, subject to a cap of $20,000, incurred in connection with the Transactions by wire transfer of immediately available funds pursuant to the wire instructions provided by the counsel to the Purchaser.

3.2. Conditions to the Corporation’s Obligations. The obligations of the Corporation hereunder are subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties of the Purchaser contained herein and to the performance by the Purchaser of its obligations hereunder and to each of the following additional terms and conditions:

(a) The Purchaser shall have received any and all necessary approvals from all Governmental Authorities necessary for the purchase by the Purchaser of the Notes as the case may be, pursuant to this Agreement, and any and all applicable waiting periods upon which such approvals are conditioned shall have expired.

(b) The Purchaser shall have delivered to the Corporation the Purchase Price for the Notes being purchased by the Purchaser, at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Corporation.

4. REPRESENTATIONS AND WARRANTIES & COVENANTS

4.1. Representations and Warranties of the Corporation. The Corporation represents and warrants to, and agrees with the Purchaser that as of the date hereof and as of the Closing Date:

(a) The Corporation has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, any governmental entities that are required in order to carry on its business as presently conducted and that are material to the business of the Corporation, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined herein); and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Corporation, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current.

(b) The Purchaser has reviewed the Offering Memorandum, as amended or supplemented (together with the documents incorporated by reference into the Offering Memorandum, the “Disclosure Materials”). As of the date hereof, each of the documents comprising a part of the Disclosure Materials, when such documents are considered together as a whole, did not contain or will not contain any untrue statement of material fact or omitted to state or will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Based in part upon the representations and warranties of the Purchaser contained herein, the Corporation is not required by applicable law or regulation in connection with the offer, sale and delivery of the Notes to the Purchaser in the manner contemplated by this Agreement to register the Notes under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

(d) The Corporation, (i) has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation, (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Corporation, or which would not materially and adversely affect the assets or properties of the Corporation, or which would not materially and adversely affect the ability of the Corporation to perform its obligations under the Transaction Documents (individually or in the aggregate, a “Material Adverse Effect,” except that the mere filing of any action, claim, suit or order relating to any actual or threatened litigation involving the Corporation or any of its employees after the date of this Agreement (rather than the actual facts and circumstances underlying such action, claim, suit or order) shall not be deemed a Material Adverse Effect); and (iii) has all corporate power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is currently engaged.

(e) The Notes have been duly authorized by the Corporation and, when issued and authenticated by the Trustee pursuant to the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding agreements of the Corporation enforceable against the Corporation in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). The Indenture has been duly authorized, executed and delivered by the Corporation and, when executed and delivered by the Trustee, will constitute a valid and legally binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(f) This Agreement has been duly authorized by the Corporation.

(g) The execution, delivery and performance of this Agreement, the issuance and sale of the Notes in the manner contemplated hereby, and the consummation of the Transactions, will not (i) conflict with or constitute a violation of, or default (with the passage of time or the delivery of notice) under, (A) any bond, debenture, note or other evidence of indebtedness, or any agreement, lease, franchise, license, permit, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Corporation is a party or by which it or its property is bound, where such conflict, violation or default would reasonably be expected to have a Material Adverse Effect, or (B) to the knowledge of the Corporation, any law, administrative regulation, ordinance or judgment, order or decree of any court or governmental agency, arbitration panel or authority binding upon the Corporation or any of its property, where such conflict, violation or default would reasonably be expected to have a Material Adverse Effect, or (ii) violate any of the provisions of the Corporation’s Articles of Amendments, as amended, or the Corporation’s Third Amended and Restated Bylaws; and no consent, approval, authorization or order of, or filing or registration with any person (including, without limitation, any such court or governmental agency or body) is required for the consummation of the Transactions by the Corporation, except such as may be required under state securities laws or the Securities Act.

(h) The Corporation’s audited financial statements (including the related notes) dated as of February 28, 2025 present fairly, in all material respects, the financial condition and results of operations of the Corporation, at the dates and for the periods indicated, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved.

(i) The Offering Memorandum describes the outstanding “senior securities” (as that term is defined in the Investment Company Act of 1940, as amended, or the “1940 Act”) representing indebtedness of the Corporation, and since the date specified therein, there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of the indebtedness of the Corporation. As of the date hereof, the Corporation is not in default and no waiver of default is currently in effect in the payment of any principal or interest on any “senior securities” representing indebtedness of the Corporation and, to the knowledge of the Corporation, no event or condition exists with respect to any “senior securities” representing indebtedness of the Corporation that would permit (or that with notice or the lapse of time, or both, would permit) one or more persons to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(j) The Corporation has not changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 4.1(h).

(k) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions is in effect nor has any action been filed or is any proceeding pending that seeks any such event.

(l) No broker’s, finder’s, investment banker’s or similar fee or commission has been paid or will be payable by the Corporation with respect to, or for any services rendered to the Corporation ancillary to, the offer, issue and sale of the Notes contemplated by this Agreement.

(m) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any property of the Corporation in any court or before or by any governmental authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) To its knowledge, the Corporation is in compliance with all applicable laws, rules, regulations, orders, decrees and judgments applicable to it, including, without limitation, the 1940 Act and the rules promulgated thereunder, all applicable local, state and federal environmental laws and regulations, the provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”), and the applicable federal and state banking laws, rules and regulations (collectively, the “Applicable Laws”), except where failure to be so in compliance would not have a Material Adverse Effect. The Corporation has not received any notice of purported or actual non-compliance with Applicable Laws, except to the extent it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Corporation has not received any communication from any Governmental Authority threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization.

(o) The Corporation maintains insurance (issued by insurers of recognized financial responsibility) of the types, against such losses and in the amounts, with such insurers and subject to deductibles and exclusions as are customary in the Corporation’s industry and otherwise reasonably prudent, including, without limitation, insurance covering all real and personal property owned or leased by the Corporation against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(p) None of the Corporation, any of its affiliates, and any Person acting on its behalf has, directly or indirectly, made any offers or sales of the Notes or solicited any offers to buy the Notes in this Offering, under circumstances that would require registration of the Notes to be sold in this Offering under the Securities Act. None of the Corporation, any of its affiliates, and any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this Offering of the Notes to be integrated with the current or any prior public offerings by the Corporation for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Corporation are listed or designated. None of the Corporation, its affiliates and any Person acting on its behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Notes to be sold in this Offering under the Securities Act. For the purposes of this Agreement, “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock corporation, trust or unincorporated organization or any government or agency or political subdivision thereof.

(q) The Corporation shall use the proceeds from the sale of Notes in this Offering as described in the Offering Memorandum under the caption “Use of Proceeds.”

(r) The Corporation is in compliance in all respects with its investment policies, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

4.2. Covenants of the Corporation. For so long as the Notes are issued and outstanding, the Corporation shall comply with the following covenant:

(a) In the event that the Corporation shall offer the Additional Notes for sale, the Purchaser shall have the right, but not the obligation, to purchase some or all of the Additional Notes before any of the Additional Notes are offered to any other person; provided that (i) the Purchaser shall provide notice (the “Purchaser’s Notice”) to the Corporation of its intent to exercise its right to purchase the Additional Notes under this Section 4.2(a) within five (5) business days of notice by the Corporation to the Purchaser of the Corporation’s intent to offer the Additional Notes; and further provided that (ii) the Purchaser shall enter into a definitive agreement with the Corporation to purchase the Additional Notes within two (2) business days of the Purchaser’s Notice. In the event that the requirements contained in sub-parts 4.2(a)(i) or 4.2(a)(ii) above are not met, the Corporation shall have the right to offer the Additional Notes to third parties notwithstanding the requirements otherwise imposed on the Corporation by this Section 4.2(a).

4.3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with the Corporation that, as of the date hereof:

(a) The Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(b) The Purchaser is a Cayman Islands exempted company incorporated with limited liability and it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all the requisite power and authority to purchase the Notes as provided herein, and (ii) such investment has been duly authorized by all necessary action on behalf of the Purchaser.

(c) If the Purchaser is purchasing the Notes in a representative or fiduciary capacity, the representations and warranties contained herein (and in any other written statement or document delivered to the Corporation in connection herewith) shall be deemed to have been made on behalf of the person or persons for whom such Notes are being purchased.

(d) The Purchaser is purchasing the Notes for Purchaser’s own account and not with a view to or for sale in connection with any distribution thereof in a transaction that would violate or cause a violation of the Securities Act or the securities laws of any state or any other applicable jurisdiction. The Purchaser has no present intention of selling the Notes, granting any participation interest in the Notes or otherwise distributing the Notes, in each case in violation of the Securities Act. If the Purchaser is an entity, the Purchaser has not been organized solely for the purpose of acquiring the Notes. Purchaser is not a broker dealer registered with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) or an entity engaged in a business that would require it to be so registered.

(e) The Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and understands and agrees that the offer and sale of the Notes to the Purchaser hereunder have not been registered under the Securities Act or any state securities law in reliance on the availability of an exemption from such registration requirements based in part on the accuracy of the Purchaser’s representations in this Section 4.3.

(f) In the normal course of the Purchaser’s business or affairs, Purchaser invests in or purchases securities similar to the Notes and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Notes. Purchaser has received and carefully reviewed the Disclosure Materials and understands the information contained therein. Purchaser understands that the Disclosure Materials contain certain “forward-looking” information regarding the Corporation and its business, and that the Corporation’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Purchaser has received all information it believes necessary to decide to purchase the Notes. Purchaser has had access to such financial and other information concerning the Corporation as Purchaser deemed necessary or desirable in making a decision to purchase the Notes, including an opportunity to ask questions and receive answers from officers of the Corporation and to obtain additional information (to the extent the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Purchaser or to which Purchaser had access.

(g) The Purchaser is not relying on the Corporation or any of its affiliates with respect to an analysis or consideration of the terms of or economic considerations relating to an investment in the Notes. In regard to such considerations and analysis, the Purchaser has relied on the advice of, or has consulted with, only his, her or its own advisors, other than those advisors of the undersigned affiliated with the Corporation or any of its affiliates or the Corporation’s placement agent.

(h) The Purchaser acknowledges and is aware that there are substantial restrictions on the transferability of the Notes. Purchaser understands that the Notes have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom. Furthermore, Purchaser acknowledges that the Notes purchased hereunder will bear a legend substantially to the effect set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Corporation, the Purchaser shall not transfer the Notes without complying with the restrictions on transfer described in the legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT (A) IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR (B) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW, SUBJECT TO THE CORPORATION’S AND THE TRUSTEE’S RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EACH OF THEM THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND/OR APPLICABLE STATE SECURITIES LAW.

Purchaser understands that Purchaser has no right to require that the Notes be registered under the Securities Act.

(i) The Purchaser represents and warrants that it is not required to obtain, prepare or file any authorization, approval, consent, filing or registration with any federal Governmental Authority in order to consummate the Transactions at the Closing Date.

(j) Purchaser did not learn of the investment in the Notes by means of any formal general or public solicitation or general advertising or publicly disseminated advertisements or sales literature, including (i) any registration statement or prospectus filed by the Corporation with the SEC, (ii) any advertisement, articles, notices or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, or (iii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

(k) The Purchaser understands that the Notes are being offered and sold to it in reliance upon specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Corporation is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth in this Section 4.3 in order to determine the availability of such exemption and the eligibility of the Purchaser to acquire the Notes.

(l) The Purchaser acknowledges and understands that its investment in the Notes involves a significant degree of risk, including, without limitation that (i) an investment in the Corporation is not without risk (and specific reference is made to the “Risk Factors” section contained in the Offering Memorandum) and (ii) in the event of a disposition of the Notes, the Purchaser could sustain the loss of its entire investment.

(m) The Purchaser hereby acknowledges that the Corporation seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of such efforts, the Purchasers hereby represent, warrant and agree that to the best of the Purchasers’ knowledge, based upon reasonable diligence and investigation, no consideration that the Purchaser has contributed or will contribute to the Corporation has been or shall be derived from, or related to, any activity that is in contravention of any federal, state or international laws and regulations, including anti-money laundering laws and regulations. The Purchasers hereby represent that neither they nor any of their owners or affiliates is a person or entity named on a list maintained by the Office of Foreign Asset Control (“OFAC”) of the U.S. Department of the Treasury, nor are the undersigned or any of their owners or affiliates a person or entity with whom dealings are prohibited under any OFAC regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities, including without limitation the Specially Designated Nationals and Blocked Nations List, can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Please be advised that the Corporation may not accept any amounts from a Purchaser if the Purchaser cannot make the representation set forth in the preceding sentence. The Purchaser agrees to promptly notify the Corporation should the Purchaser become aware of any change in the information set forth in these representations.

(n) The Purchaser understands and agrees that if at any time it is discovered that any of the foregoing representations set forth in Section 4.3(m) above are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Corporation may, in its sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to freezing, segregating or requiring the Purchaser to sell the Purchaser’s Notes. The Purchaser agrees to provide to the Corporation any additional information regarding the Purchaser that the Corporation deems necessary or appropriate to ensure compliance with all laws and regulations concerning money laundering and similar activities that may apply now or in the future.

(o) To the best of the Purchaser’s knowledge, none of (a) the Purchaser, (b) any person controlling or controlled by the Purchaser, (c) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser or (d) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure,1 or any immediate family member2 or close associate3 of a senior foreign political figure, as such terms are defined in the footnotes below.

(p) If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Corporation that (a) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, (b) the Foreign Bank maintains operating records related to its banking activities, (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(q) The Purchaser acknowledges that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), the Corporation is required to obtain, verify and record information that identifies the Purchaser, which information includes the name and address of the Purchaser and other information that will allow the Corporation to identify the Purchaser in accordance with the Patriot Act. Accordingly, the Corporation may request information from the Purchaser that will help the Corporation to identify the Purchaser (and in the case of subscribers that are entities, the Purchaser’s beneficial owners, if and to the extent required by law), including without limitation the Corporation’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Corporation deems necessary. The Purchaser agrees to provide to the Corporation any additional information regarding the Purchaser that the Corporation deems necessary or appropriate to ensure compliance with the Patriot Act, or any successor law, whether now or in the future.

1 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(r) Except as set forth in this Agreement, no representations or warranties have been made to the Purchaser by the Corporation, or any director, officer, employee, agent or affiliate of any of them.

(s) The Purchaser is not an affiliate of the Corporation.

(t) The Purchaser, if a natural person, has accurately set forth his, her or its state or country of residence on the signature pages hereto where indicated. The Purchaser, if a corporation, partnership, trust or other entity, has accurately set forth the Purchaser’s jurisdiction of organization on the signature pages hereto where indicated.

(u) The Purchaser (a) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, and (b) understands the terms of and risks associated with the acquisition of their respective Notes, including, without limitation, a lack of liquidity, pricing availability and risks associated with the industry in which the Corporation operates.

5. MISCELLANEOUS

5.1. Survival of Representations and Warranties. All statements contained in any officers’ certificates delivered by or on behalf of the Corporation pursuant to this Agreement or in connection with the Transactions contemplated hereby will be deemed representations or warranties of the Corporation under this Agreement. All representations and warranties contained in this Agreement made by or on behalf of the Corporation or the Purchaser will survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Corporation or the Purchaser, and the sale and purchase of the Notes under this Agreement, and, except for representations and warranties set forth in Sections 4.1(d), (e) and (f), shall expire on the one year anniversary of the Closing Date.

5.2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto. Purchaser may assign some or all of its rights hereunder without the consent of the Corporation, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.

5.3. Notices. All written communications provided for herein are required to be sent by registered or certified mail, postage prepaid or recognized overnight delivery service (with charges prepaid) and (i) if to a Purchaser, addressed to the Purchaser at the address as specified for such communications in the signature page, or at such other address as the Purchaser may have specified to the Corporation in writing, and with a copy (for informational purposes only) to counsel for the Purchaser at the address specified for such communication in the signature page or at such other address as the Purchaser may have specified to the Corporation in writing, and (ii) if to the Corporation, addressed to it at:

Saratoga Investment Corp.

535 Madison Avenue

New York, New York 10022

Attn: Christian Oberbeck

with a copy (for informational purposes only) to:

Eversheds Sutherland (US) LLP

700 6th St NW

Washington, DC 20001

Attn: Payam Siadatpour, Esq.

or at such other address as the Corporation may have specified to the Purchaser in writing. Notices under this Section 5.3 shall be deemed given only when actually received.

5.4. Governing Law; Dispute Resolution; Waiver of Jury Trial. The parties shall bear their own legal fees and costs for all Disputes. All questions, issues, disputes, demands, claims, causes of action or litigations concerning the construction, validity, enforcement, breach or interpretation of this Agreement or otherwise arising out of or relating to the Transaction Documents (“Disputes”) shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York and shall be submitted to binding arbitration before the American Arbitration Association (“AAA”) in New York County, City of New York, New York, in accordance with the AAA’s Commercial Arbitration Rules. The arbitration panel shall consist of three (3) arbitrators and shall have the power to rule upon its own jurisdiction and authority, including any objection to the initial or continuing existence, validity, effectiveness, or scope of this arbitration agreement. In the event that the parties’ agreement to arbitrate Disputes herein does not enjoy the protection they intend and is held to be unenforceable, each party hereto expressly consents and agrees that the state and federal courts located in New York County, City of New York, New York shall have exclusive jurdicition to hear and determine any Disputes. EACH PARTY HERETO EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY DISPUTES.

5.5. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

5.6. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

5.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

5.8. Expenses. Subject to Section 3.1(d), each of the Purchaser and the Corporation shall bear all expenses incurred by it in connection with the Agreement and the Transactions contemplated hereby.

5.9. Construction. Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement. Where any provision herein refers to action to be taken by any person or entity, or which such person or entity is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person or entity.

5.10. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Corporation, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Corporation nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto in accordance with any applicable law. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, including holders of the Notes. The Corporation has not, directly or indirectly, made any agreements with the Purchaser relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Corporation confirms that, except as set forth in this Agreement, the Purchaser has not made any commitment or promise or has any other obligation to provide any financing to the Corporation or otherwise.

5.11. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.12. Confidentiality.

(a) From time to time the Purchaser may provide the Corporation with information regarding the Purchaser, including the identity of the Purchaser and other documents and information concerning the affairs of the Purchaser (“Confidential Information”). The Corporation and its representatives shall not be entitled to reproduce any Confidential Information or portion thereof or make the contents thereof available to any non-affiliate third party (other than its advisors, attorneys and accountants), or disclose its receipt of Confidential Information or that Confidential Information has been made available to it, without the prior written consent of the Purchaser, except: (i) to the extent compelled to do so in accordance with applicable law, regulatory requirement, or examination by a regulatory authority, (ii) as required in connection with routine tax or ERISA filings, (iii) to the extent that such Confidential Information was already in the Corporation’s or its representatives’ possession, (iv) to the extent that such Confidential Information is independently developed by the Corporation or any of its representatives, (v) with respect to Confidential Information which otherwise becomes publicly available or generally available to participants in the Purchaser’s industry other than through breach of this provision by the Corporation or its agents, or (vi) as necessary to comply with the terms and conditions of this Agreement, the Notes or Indenture. All Confidential Information is and shall at all times remain the property of the Purchaser.

(b) If for any reason the Corporation is or may be required to disclose Confidential Information, the Corporation shall, to the fullest extent permitted by law, promptly notify the Purchaser in writing of the relevant facts of such requirement prior to any such disclosure and shall work with the Purchaser so that the Purchaser may seek at the Purchaser’s sole cost and expense a protective order or other appropriate remedy to protect from disclosure as much of the Confidential Information as can be protected from disclosure under applicable law.

5.13. Indemnification.

(a) In consideration of the Purchaser’s execution and delivery of the Transaction Documents and acquiring the Notes thereunder and in addition to all of the Corporation’s other obligations under the Transaction Documents, the Corporation shall defend, protect, indemnify and hold harmless the Purchaser and all of their stockholders, partners, members, officers, directors, employees, advisors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Corporation in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Corporation contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Corporation) arising out of or resulting from any misrepresentation or breach of any representation or warranty made by the Corporation in the Transaction Documents, any covenant, agreement or obligation of the Corporation contained in the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby, except that the Corporation shall not defend, protect, indemnify or hold harmless any Indemnitee from any actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, or expenses caused by the Indemnitee’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under this Agreement. To the extent that the foregoing undertaking by the Corporation may be unenforceable for any reason, the Corporation shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) To the fullest extent permitted by applicable law, the Purchaser will indemnify and hold harmless the Corporation, each of its directors and officers, each person who controls the Corporation within the meaning of the Securities Act (if any), any underwriter (as defined in the Securities Act), any other person or entity selling securities of the Corporation and referenced in a registration statement filed by the Corporation, as applicable, and any controlling person of any such underwriter or other person or entity selling securities, against any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, in each case only to the extent that such loss, damage, claim or liability (or any action in respect thereof) arise out of or are based upon actions or omissions made in reliance upon and in conformity with representations and warranties made by the Purchaser (“Damages”); and each the Purchaser will pay to the Corporation and each other aforementioned person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred.

(c) Promptly after receipt by an Indemnitee under this Section 5.13 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 5.13, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel to the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and the indemnifying party. Legal counsel referred to in the immediately preceding sentence shall be selected by the Purchaser holding at least a majority of the Notes issued and issuable hereunder that are subject to such action or proceeding. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 5.13, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 5.13 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within a reasonable period of time as and when bills are received or Indemnified Liabilities are incurred.

(e) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to applicable law.

5.14. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.15. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Corporation does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Corporation, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.16. Payment Set Aside. To the extent that the Corporation makes a payment or payments to the Purchaser hereunder or pursuant to any of the other Transaction Documents or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Corporation, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

If the foregoing correctly sets forth the agreement between the Corporation and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SARATOGA INVESTMENT CORP.

By:	/s/ Henri J. Steenkamp
Name:	Henri J. Steenkamp
Title:	Chief Financial Officer,
Chief Compliance Office, Treasurer, and Secretary

[Saratoga – Note Purchase Agreement (Private Bond – April 2026)]

Aggregate Amount of Principal to be Purchased:
$25,000,000
Purchase Price:
$24,500,000

[Institutional Purchaser Signatory Information Redacted]	Date: April 10, 2026